EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                       NOVEMBER 8, 2010

TANDY LEATHER FACTORY REPORTS Q3 2010 EARNINGS UP 7% YEAR OVER YEAR

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the third quarter of 2010.  Consolidated net income for the quarter ended September 30, 2010 was $594,000 compared to consolidated net income of $553,000 for the third quarter of 2009, an increase of 7%.  Fully diluted earnings per share for the quarter were $0.06, compared to $0.05 in the third quarter of last year.  Total sales for the quarter ended September 30, 2010 were $13.6 million, up 8% from $12.7 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2010 were $42.6 million, up 9% from the 2009 first nine month sales of $38.9 million.  Consolidated net income for the first three quarters of 2010 was up 29% at $2.6 million or $0.25 per fully-diluted share versus $2.0 million or $0.19 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $768,000 in the third quarter, a 12% improvement over last year's third quarter.  Seventy-six stores comprised Tandy Leather's retail operations on September 30, 2010, compared to seventy-five retail stores a year ago.  For the first nine months of 2010, Retail Leathercraft’s sales increased $2.9 million, or 15%, over the first nine months of 2009.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale stores and national account group, were up 2% or $136,000 from the same quarter last year.  For the first nine months of 2010, Wholesale Leathercraft’s sales were up $573,000, or 3%, from the same period in 2009.  International Leathercraft reported a sales increase of 21%, or $73,000, compared to the third quarter of 2009.  For the year, International Leathercraft’s sales were up 27%, or $252,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 60.0%, a slight improvement from 59.7% for the third quarter of 2009.  For the first three quarters, consolidated gross profit margin for the current year was 60.8%, increasing from last year's gross profit margin of 59.1%.  Consolidated operating expenses rose approximately 5% for the quarter and 9% for the year, increasing $371,000 in the current quarter and $1.8 million for the first nine months over the same periods a year ago.  For the third quarter, the significant increases in expenses occurred in freight out and credit card fees, both of which are related to the sales increase.  Legal fees are also up due to an increase in trademark registrations in foreign countries. Employee compensation and benefits are up as well due to the addition of several regional managers to our store management team.  For the year, expense increases mirrored that of the third quarter.  Consolidated operating margin improved for the quarter to 7.9% compared to 6.5% last year.  On a year-to-date basis, consolidated operating margin improved from 7.6% last year to 9.5% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “The third quarter is historically our weakest quarter and this year was no exception.  However, our sales and earnings this quarter were higher than our sales and earnings in last year’s third quarter so we accomplished our goal.  We are preparing for a solid fourth quarter, even though we will incur some one-time expenses associated with the closing of the Mid-Continent Leather Sales store.  We are introducing numerous new products and believe they will contribute nicely to our sales.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “In addition to the $7.6 million dividend paid in July, we have invested in extra inventory during the quarter that has pulled our cash down significantly this quarter.  We had the opportunity to make several special leather purchases during the quarter which will carry us through the first quarter of next year.  While we would have preferred to make those purchases later in the fourth quarter, we do not always get to dictate the timing.  Those purchases should take some pressure off gross margins as we begin 2011 and our inventory level will return to more normal levels over the next six months.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 76 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and one combination wholesale/retail store located in the United Kingdom.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.Com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,012,932	$510,256	$5,877,153	$338,567
Retail Leathercraft	7,212,443	518,718	6,444,179	472,653
International Leathercraft	414,818	46,882	342,272	52,446
Total Operations	$13,640,193	$1,075,856	$12,663,604	$863,666

	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$18,849,015	$1,667,718	$18,276,275	$1,193,341
Retail Leathercraft	22,535,418	2,210,932	19,673,926	1,669,128
International Leathercraft	1,195,120	177,885	942,996	106,500
Total Operations	$42,579,553	$4,056,535	$38,893,197	$2,968,969

Wholesale Leathercraft	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009
	# of stores	Sales	# of stores	Sales
Same store sales	30	$5,193,313	30	$5,056,473
National account group	n/a	819,619	n/a	820,680
Total Sales – Wholesale Leathercraft		$6,012,932		$5,877,153

Wholesale Leathercraft	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
	# of stores	Sales	# of stores	Sales
Same store sales	30	$16,544,718	30	$15,798,472
National account group	n/a	2,304,297	n/a	2,477,803
Total Sales – Wholesale Leathercraft		$18,849,015		$18,276,275

Retail Leathercraft	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009
	# of stores	Sales	# of stores	Sales
Same store sales	75	$7,163,786	75	$6,444,179
New store sales	1	48,657	0	-
Total Sales – Retail Leathercraft	76	$7,212,443	75	$6,444,179

Retail Leathercraft	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
	# of stores	Sales	# of stores	Sales
Same store sales	74	$22,234,331	74	$19,618,466
New store sales	2	301,087	1	55,460
Total Sales – Retail Leathercraft	76	$22,535,418	75	$19,673,926

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2010 (unaudited)	December 31, 2009 (audited)
ASSETS
CURRENT ASSETS:
Cash	$1,852,942	$7,891,962
Short-term investments, including certificates of deposit	1,646,593	5,017,000
Accounts receivable-trade, net of allowance for doubtful accounts of $148,000 and $136,000 in 2010 and 2009, respectively	1,443,317	1,202,811
Inventory	20,823,503	16,865,826
Deferred income taxes	302,370	271,481
Other current assets	2,548,044	791,884
Total current assets	28,616,769	32,040,964

PROPERTY AND EQUIPMENT, at cost	14,568,769	15,111,497
Less accumulated depreciation and amortization	(4,611,158)	(5,431,776)
	9,957,611	9,679,721

GOODWILL	986,206	983,823
OTHER INTANGIBLES, net of accumulated amortization of $464,000 and $418,000 in 2010 and 2009, respectively	262,991	307,802
OTHER assets	320,443	314,921
	$40,144,020	$43,327,231

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,567,209	$1,185,032
Accrued expenses and other liabilities	4,827,027	3,988,144
Income taxes payable	20,521	399,536
Current maturities of long-term debt and capital lease obligations	202,500	202,500
Total current liabilities	7,617,257	5,775,212

DEFERRED INCOME TAXES	654,918	682,364

LONG-TERM DEBT, net of current maturities	3,358,125	3,510,000
CAPITAL LEASE OBLIGATION, net of current maturities	-	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,150,065 and 11,021,951 shares issued at 2010 and 2009, respectively;
10,256,442 and 10,130,628 shares outstanding at 2010 and 2009, respectively	26,760	26,453
Paid-in capital	5,684,485	5,491,736
Retained earnings	24,872,206	29,959,910
Treasury stock (893,623 and 891,323 shares at cost at 2010 and 2009, respectively)	(2,461,068)	(2,452,649)
Accumulated other comprehensive income	391,337	334,205
Total stockholders' equity	28,513,720	33,359,655
	$40,144,020	$43,327,231

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Nine Months Ended September 30, 2010 and 2009

	THREE MONTHS		NINE MONTHS
	2010	2009	2010	2009

NET SALES	$13,640,193	$12,663,604	$42,579,553	$38,893,197

COST OF SALES	5,457,668	5,104,455	16,705,466	15,917,561
Gross profit	8,182,525	7,559,149	25,874,087	22,975,636

OPERATING EXPENSES	7,106,669	6,695,483	21,817,552	20,006,667
INCOME FROM OPERATIONS	1,075,856	863,666	4,056,535	2,968,969

OTHER INCOME (EXPENSE):
Interest expense	(67,565)	(68,896)	(198,784)	(229,383)
Other, net	77,887	(43,818)	161,095	175,872
Total other (income) expense	10,322	(112,714)	(37,689)	(53,511)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,086,178	750,952	4,018,846	2,915,458

PROVISION FOR INCOME TAXES	493,532	199,809	1,417,513	955,159

NET INCOME FROM CONTINUING OPERATIONS	592,646	551,143	2,601,333	1,960,299

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	1,259	1,822	1,795	51,834

NET INCOME	$593,905	$552,965	$2,603,128	$2,012,133

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.06	$0.05	$0.26	$0.19
Diluted	$0.06	$0.05	$0.25	$0.19

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PER COMMON SHARE:
Basic	$0.00	0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

NET INCOME PER COMMON SHARE:
Basic	$0.06	$0.05	$0.26	$0.19
Diluted	$0.06	$0.05	$0.25	$0.19

Weighted average number of shares outstanding:
Basic	10,256,442	10,387,462	10,195,868	10,575,904
Diluted	10,257,743	10,457,318	10,236,919	10,636,090

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2010 and 2009

	2010		2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,603,128		$2,012,133
Income from discontinued operations	1,795		51,834
	2,601,333		1,960,299
Adjustments to reconcile net income to net
cash provided by (used in) operating activities-
Depreciation & amortization	713,366		852,386
Loss on disposal of assets	11,584		21,520
Non-cash stock-based compensation	22,790		2,540
Deferred income taxes	(59,006)		68,326
Other	53,382		284,258
Net changes in assets and liabilities:
Accounts receivable-trade, net	(246,414)		(512,476)
Inventory	(3,957,677)		(971,190)
Income taxes	(346,935)		(442,750)
Other current assets	(1,756,160)		(265,960)
Accounts payable	1,382,177		465,726
Accrued expenses and other liabilities	838,883		224,115
Total adjustments	(3,344,010)		(273,505)

Net cash provided by (used in) continuing operating activities	(742,677)		1,686,794
Cash provided by (used in) discontinued operating activities	(23,706)		41,115
Net cash provided by (used in) operating activities	(766,383)		1,727,909

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(963,222)		(731,763)
Purchase of certificates of deposit	(2,572,593)		(7,526,000)
Proceeds from maturities of certificates of deposit	5,943,000		5,128,000
Proceeds from sale of assets	6,560		2,090
Decrease (increase) in other assets	(5,522)		204

Net cash provided by (used in) continuing investing activities	2,408,233		(3,127,469)
Cash provided by discontinued investing activities	-		-
Net cash provided by (used in) investing activities	2,408,233		(3,127,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and notes payable	(151,875)		(151,875)
Payments on capital lease obligations	-		(593,949)
Payment of dividend	(7,690,832)
Repurchase of common stock (treasury stock)	(8,419)	-	(1,492,375)
Proceeds from issuance of common stock	170,266		24,818

Net cash used in continuing financing activities	(7,680,860)		(2,213,381)
Cash provided by discontinued financing activities	-		-
Net cash used in financing activities	(7,680,860)		(2,213,381)

NET CHANGE IN CASH	(6,039,020)		(3,612,941)
CASH, beginning of period	7,891,962		7,810,298
CASH, end of period	$1,852,942		$4,197,357

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$198,784		$229,879
Income taxes paid during the period, net of (refunds)	1,808,619		1,304,838